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Exhibit 99.(a)(1)(C)

OFFER TO PURCHASE FOR CASH

SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER TO PURCHASE (AS DEFINED
BELOW) AND THE ACCOMPANYING LETTER OF TRANSMITTAL, THE SECURITIES OF EACH
SERIES SET FORTH ON PAGES (i) TO (ii) OF THE OFFER TO PURCHASE
(THE "SECURITIES")

OF
THE ROYAL BANK OF SCOTLAND GROUP PLC,
NATIONAL WESTMINSTER BANK PUBLIC LIMITED COMPANY AND
CERTAIN OF THEIR AFFILIATES

BY

THE ROYAL BANK OF SCOTLAND GROUP PLC

AND

NATIONAL WESTMINSTER BANK PUBLIC LIMITED COMPANY

AT

THE TENDER OFFER CONSIDERATION FOR THE RELEVANT SERIES OF SECURITIES SET
FORTH ON PAGES (i) TO (ii) OF THE OFFER TO PURCHASE NEXT TO EACH SERIES OF
SECURITIES, PLUS IN EACH CASE, ACCRUED DISTRIBUTIONS (AS DEFINED IN THE OFFER
TO PURCHASE)

  THE TENDER OFFER FOR EACH SERIES OF SECURITIES AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 3, 2010 (WHICH SHALL BE THE END OF THE DAY OF MAY 3, 2010), UNLESS THE TENDER OFFER IS EXTENDED (SUCH TIME AND DATE WITH RESPECT TO A SERIES, AS THE SAME MAY BE EXTENDED OR, IN LIMITED CIRCUMSTANCES, EARLIER TERMINATED, THE "EXPIRATION TIME"). HOLDERS OF SECURITIES (THE "SECURITY HOLDERS") MAY VALIDLY WITHDRAW TENDERED SECURITIES AT ANY TIME PRIOR TO THE EXPIRATION TIME.

April 6, 2010

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been appointed by The Royal Bank of Scotland Group plc ("RBSG") and National Westminster Bank Public Limited Company ("Natwest" and, together with RBSG, the "Offerors" and, each, an "Offeror") to act as Information Agent in connection with the Tender Offer (as defined in the Offer to Purchase) by the Offerors to purchase for cash, upon the terms and subject to the conditions set forth in the offer to purchase dated April 6, 2010 (the "Offer to Purchase") and the accompanying letter of transmittal (the "Letter of Transmittal"), the outstanding securities of each series set forth in the table on pages (i) to (ii) of the Offer to Purchase (collectively, the "Securities") with an aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of up to $3,200,000,000 (subject to a possible increase in aggregate face amount of up to $150,000,000 under the circumstances described in the Offer to Purchase). In addition, each Offer with respect to an individual series of Securities will be subject to the Series Offer Limit (as defined in the Offer to Purchase) specified for such series of Securities in the table on pages (i) to (ii) of the Offer to Purchase. Securities validly tendered and not withdrawn prior to the Expiration Time will be purchased by the relevant Offeror in accordance with the "Acceptance Priority Levels" indicated for each series of Securities in the table on pages (i) to (ii) of the Offer to Purchase. The purchase price is equal to the applicable tender offer consideration for the relevant series of Securities set forth in the table on pages (i) to (ii) of the Offer to Purchase, (in each case, the "Tender Offer Consideration") plus, in each case, Accrued Distributions (as defined in the Offer to Purchase), to be paid by the relevant Offeror upon the terms and subject to the conditions set forth in the

Offer to Purchase and the Letter of Transmittal enclosed herewith, to Security Holders for Securities of such series validly tendered but not withdrawn prior to the Expiration Time in connection with the Offer for such series.

This Tender Offer consists of separate offers, one for each series of Securities (an "Offer"). No Offer is conditional upon the successful completion of any other Offer. However, each Offer is conditioned on satisfaction of the special and general conditions described below and under "The Tender Offer—Conditions of the Tender Offer" in the Offer to Purchase. The Tender Offer is not conditioned on a minimum number of Securities being tendered.

The Tender Offer is conditional on RBSG receiving shareholder approval to repurchase the Securities representing the RBSG Preference Shares (as defined in the Offer to Purchase) and the settlement of the Tender Offer being no later than the Longstop Date (as defined in the Offer to Purchase).

Furthermore, each Offer is conditional on there not existing (a) in the Offerors' reasonable judgment, any actual or threatened legal impediment (including a default under an agreement, indenture or other instrument or obligation to which either one of the Offerors or one of the Offerors' affiliates is party or by which either one of the Offerors or one of the Offerors' affiliates is bound) to the purchase of Securities pursuant to any Offer, (b) any change or development, including any prospective change or development, that, in the Offerors' reasonable judgment, has or may have a material adverse effect on the Offeror, the market price of the Securities or the value of the Securities to the Offerors or (c) in our reasonable judgment, any non-compliance with the relevant requirements of a particular jurisdiction in which such Offer is being made. Furthermore, the Offerors expressly reserve the right, at any time or from time to time, regardless of whether or not the conditions set forth above for any Offer shall have been satisfied, subject to applicable law, (a) to extend the Expiration Time for such Offer or (b) to amend such Offer in any respect, in each case by giving written or oral notice of such extension, amendment or termination to the Tender Agent. See "The Tender Offer—Conditions of the Tender Offer" ini the Offer to Purchase.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Securities registered in your name or in the name of your nominee.

1.         Offer to Purchase;

2.         Letter of Transmittal for the information of your clients, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

3.         A printed form of letter that may be sent to your clients for whose accounts you hold Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Tender Offer; and

4.         A return envelope addressed to BNY Mellon Shareowner Services, as Tender Agent.

In order to tender Securities in the Tender Offer, (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an agent's message (as defined in "The Tender Offer—Procedure for Tendering Securities—Procedures for Tendering Securities Held in Book-Entry Form with DTC" in the Offer to Purchase) in connection with a book-entry delivery of Securities, and other required documents should be sent to the Tender Agent and (ii) certificates representing the tendered Securities should be delivered to the Tender Agent, or such Securities should be tendered by book-entry transfer into the Tender Agent's account maintained at The Depositary Trust Company ("DTC"), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

The Offerors will not pay any fees or commissions to any broker or dealer or other person (other than the Tender Agent, the Information Agent, the Joint Dealer Managers and the Retail Processing Dealers, as

described in the Offer to Purchase) for soliciting tenders of Securities pursuant to the Tender Offer. The Offerors will, however, upon request, reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers.

The Offerors have agreed to pay to each Retail Processing Dealer (as defined in the Offer to Purchase) whose name appears in the appropriate space of a properly completed and executed retail processing dealer form provided as Annex A to this letter a retail processing fee equal to $0.125 per Security validly tendered by beneficial owners holding Securities with a face amount of $25 per Security (that is, the RBSG ADSs (other than the Series U ADSs) and the NatWest Series C ADSs (each such term as defined in the Offer to Purchase)) and, in addition, who tender 10,000 or fewer of such Securities per applicable series of Securities. You must return the Retail Processing Dealer form set forth on Annex A hereto to the Tender Agent to receive the retail processing fee.

The Offerors will pay or cause to be paid all transfer taxes applicable to its purchase of Securities pursuant to the Tender Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

PLEASE CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON MAY 3, 2010 (WHICH SHALL BE THE END OF THE DAY OF MAY 3, 2010), UNLESS THE TENDER OFFER IS EXTENDED. SECURITY HOLDERS MAY VALIDLY WITHDRAW TENDERED SECURITIES AT ANY TIME PRIOR TO THE EXPIRATION TIME.

Any inquiries you may have with respect to the Tender Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours,
RBS Securities Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OFFERORS, THE JOINT DEALER MANAGERS, THE INFORMATION AGENT, THE TENDER AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

 Annex A

RETAIL PROCESSING DEALER FORM

As described in the Offer to Purchase, the Offerors have agreed to pay to each Retail Processing Dealer (as defined in the Offer to Purchase) whose name appears in the appropriate space of a properly completed and executed retail processing dealer form a retail processing fee equal to $0.125 per Security validly tendered by beneficial owners holding Securities with a face amount of $25 per Security (that is, the RBSG ADSs (other than the Series U ADSs) and the NatWest Series C ADSs (each such term as defined in the Offer to Purchase)) and, in addition, who tender 10,000 or fewer of such Securities per applicable series of Securities.

In order to be eligible to receive the retail processing fee, this Retail Processing Dealer Form, properly completed, must be received by the Tender Agent on or prior to the Settlement Date.

Please send your signed, completed Retail Processing Dealer Form by overnight delivery to:

The Bank of New York Mellon
Attn: Corporate Actions Dept. 27th Floor
480 Washington Boulevard
Jersey City, NJ 078310
Attn: Howard Danielson

Unless this Retail Processing Dealer Form is signed by an Eligible Institution (as defined in the Offer to Purchase), the signature on this Retail Processing Dealer Form must be guaranteed by an Eligible Institution.

This Retail Processing Dealer Form is only to be submitted by the DTC direct participant that effected the book-entry transfer of the relevant securities. If you are eligible to receive a retail processing fee but not a DTC direct participant, you must contact the DTC direct participant through which the relevant tenders were made and arrange for them to submit this Retail Processing Dealer Form.

"By the submitting this Retail Processing Dealer Form, the undersigned agrees that, upon request by the Tender Agent, the undersigned shall provide the Tender Agent with an electronic copy of this Retail Processing Dealer Form, including the list of beneficial owner account numbers, transaction code reference numbers, CUSIPS of securities tendered and aggregate liquidation preference tendered."

The Offerors shall, in their sole discretion, determine whether a broker has satisfied the criteria for receiving a retail processing fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders). The Offerors will pay retail processing dealer fees as promptly as practicable after the Settlement Date. Tendering holders are not obligated to pay brokerage fees or commissions to the Joint Dealer Managers, the Tender Agent, the Information Agent or the Offerors. Retail processing fees will be sent by check to the name and address provided below.

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR ANY OTHER ELIGIBLE RECIPIENT THAT PROCESSED RETAIL INSTRUCTIONS TO TENDER.

Name of Firm

(Please Print)

Attention of Individual at Firm

(Please Print)

Address: (Street)

(City, State/Province/Region and Zip/Postal Code)

(Country)

Telephone Number

Signature

Capacity

MEDALLION SIGNATURE GUARANTEE
(To be Completed by Eligible Institutions Only)

(Name of Eligible Institution Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Dated:	, 2010

LETTER TO BROKERS

Tendered on behalf of beneficial owners who tendered 10,000 or fewer Securities per series of Securities

DTC Participant Number

Beneficial Owner Account Number	Transaction Code Reference Number	CUSIP of Securities Tendered	Aggregate Liquidation Preference Tendered

(If necessary provide a separate list of any additional beneficial owners and affix the list to this Retail Processing Dealer Form)

Aggregate Retail Processing Dealer Fee:

****

RETURN THIS RETAIL PROCESSING DEALER FORM TO THE TENDER AGENT

The acceptance of compensation by such retail processing dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Tender Offer; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Purchase; and (c) it is (i) a bank or trust company legally authorized to receive such fee, (ii) a broker or dealer in securities, including each Joint Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority ("FINRA") or (iii) a foreign broker or dealer not eligible for membership in the FINRA but which has agreed to conform to the FINRA's Rules of Fair Practice in making solicitations.

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  Exhibit 99.(a)(1)(C)
Annex A
RETAIL PROCESSING DEALER FORM
(If necessary provide a separate list of any additional beneficial owners and affix the list to this Retail Processing Dealer Form)
RETURN THIS RETAIL PROCESSING DEALER FORM TO THE TENDER AGENT